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                                                                   EXHIBIT 4b.2

        LEASE AGREEMENT BETWEEN RONAN O'CAOIMH AND JIM WALSH WITH TRINITY BIOTECH MANUFACTURING LIMITED IN RESPECT OF OFFICE PREMISES IN BRAY, CO
                                WICKLOW, IRELAND




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THIS INDENTURE made the 26 day of November 2004

B E T W E E N

RONAN O'CAOIMH of Glencarrig, Delgany, County Wicklow, and JIM WALSH of Bramble Lodge, Kilcroney, Bray, County Wicklow (hereinafter called "the Landlord") which expression shall where the context so admits include their respective successors in title, executors, administrators and assigns) of the one part, and TRINITY BIOTECH MANUFACTURING LTD having its registered office at IDA Business Park, Bray, County Wicklow (hereinafter called "the Tenant" which expression shall where the context so admits include its permitted assigns) of the other part.

W I T N E S S E T H as follows:-

1.       DEFINITIONS

         In these presents and in the Schedules hereto (save where the context otherwise requires or implies) the following words and expressions shall have the meanings assigned to them hereunder:-

         1.1      THE DEMISED PREMISES

                  "the Demised Premises" shall mean the premises hereby demised and more particularly described in the Second Schedule hereto.

         1.2      THE CONDUITS

                  "Conduits" shall mean and include all pipes, sewers, drains, gutters, watercourses, wires, cables (including fibre optic, cables), channels, subways, ventilators, trunking, ducts, flues, Conduits and all conducting media of whatsoever nature or kind.

         1.3      ADJOINING PROPERTY

                  "Adjoining Property" means any land and/or buildings and/or air space adjoining or neighbouring (which includes overhead and which also includes the retained lands) the Demised Premises or any part thereof.

         1.4      PERPETUITY PERIOD

                  "Perpetuity Period" means the period commencing on the date of this Lease and ending at the expiration of twenty years from the date of the death of the last survivor of the issue now living of the late President of Ireland Eamon de Valera.

         1.5      PLAN

                  "Plan" means Plan No 1, Plan No. 2, Plan No. 3 and Plan No. 4 attached to this Lease.

         1.6      THE IDA ESTATE

                  "the IDA Estate" means the lands of the IDA known as the IDA Business Park, Bray, County Wicklow being the lands comprised in Folio 11934F County Wicklow but excluding the lands comprised in the estate.

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         1.7      THE ESTATE

                  "the Estate" means part of the lands of Folio 11974F County Wicklow which are comprised in the Superior Lease situate at the IDA Business Park, Bray, County Wicklow laid or to be laid out by the Landlord as a development the likely extent of which (without commitment) is shown on Plan No. 4 attached to this Lease and thereon surrounded by a green verge line together with any adjoining lands subsequently acquired within the Perpetuity Period and incorporated at the Landlords option as part of the Estate and the Tenant acknowledges that the Estate and the extent thereof may at the Landlords option be extended or reduced.

         1.8      THE ESTATE COMMON PARTS

                  "the Estate Common Parts" means those parts of the Estate that consist of open spaces, water features, ponds, lakes, roads, footpaths, grass margins, security huts or compounds, and any other area or any other structure used or intended to be used in common by the owners or occupiers of the Estate ( or any part thereof) but does not include the Demised Premises or any parts of the Estate which have been or are intended to be assured (whether by way of conveyance, assignment or by long lease) to any person other than a management company.

         1.9      THE OFFICE BLOCK

                  "the Office Block" means the hereditaments and premises described in the First Schedule to this Lease.

         1.10     THE OFFICE COMMON PARTS

                  "the Office Common Parts" means those parts of the Office Block not for the time being demised to nor in the exclusive occupation of any tenant or licensee of the Landlord nor for the time being intended or (as the case may be) designed for letting or licensing as such the use and/or benefit of which is common to the Tenant and/or the Landlord and/or the Superior Lessor and/or the occupiers of any other part of parts of the Office Block and others authorised by the Landlord and/or the Superior Lessor and shall include but not by way of exception the structure, exterior and structural walls, structural floors and structural ceilings, foundations, structural supports and columns, the roof, window frame and glass (other than glass forming part of the Demised Premises) and the shafts, wiring shafts, lifts, Lift Machinery and (save where the same shall have been for the time being demised by the Landlord) the plant room entrance doors, gates, foyers, landings, lobbies, staircases, hallways, reception areas, switch rooms, corridors, toilets, disabled toilets, landscaped areas and any areas used for the purpose of car parking to the extent that they are not let or licensed or intended for letting or licensing and other common facility areas within the cartilage of the said Office Block,

         1.11     THE MANAGEMENT COMPANY

                  "the Management Company" means such party which for the time being has undertaken the obligations to provide the services to the Estate Common Parts and/or the Office Common Parts.

         1.12     THE RETAINED LANDS

                  "the retained lands" means so much of the Estate that does not comprise the Demised Premises.

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         1.13     LETTABLE UNIT

                  "lettable unit" means those parts of the buildings within the Estate let or licensed or intended to be let or licensed to occupational tenants or licensees but shall not include the Office Common Parts in those buildings.

         1.14     MACHINERY

                  "Machinery" means all plant Machinery apparatus and equipment required from time to time for any purpose in connection with the Office Block (other than such as exclusively serves a lettable unit in the Office Block) including but without prejudice to the generality of the foregoing central heating/air conditioning plant (if any) and fitting and equipment.

         1.15     THE LANDLORD'S SURVEYOR

                  "the Landlords Surveyor" means the person or persons being a suitably qualified chartered surveyor or surveyors appointed by the Landlord for the purposes specified herein.

         1.16     SERVICE CHARGE

                  "the Service Charge" means the Office Service Charge and the Landlord's Proportion of the Estate Service Charge (both as hereinafter defined in the Third Schedule hereto) and the Landlord's Proportion of the IDA Service Charge.

         1.17     THE LANDLORD'S PROPORTION

                  The Landlords Proportion of the IDA Service Charge means the proportion of the costs and expenses set out at clause 3.3 and clause 3.4 of the First Schedule to the Superior Lease attributable to the Estate and payable from time to time by the Landlord.

         1.18     THE SUPERIOR LEASE

                  "the superior lease" means the assurance of foot of which the entity for the time being entitled to the reversion expectant under determination of this Lease holds the Demised Premises and which at the date hereof is a Lease dated the 2nd day of February 2000 and made between Industrial Development Agency (Ireland) of the one part and the Landlord of the other part.

2.       INTERPRETATION

         2.1 Where two or more persons are included in the expression "the Landlord" and/or "the Tenant" the covenants which are expressed to be made by the Landlord and/or the Tenant shall be deemed to be made by such persons jointly and severally.

         2.2 Words importing the neuter gender include the masculine or the feminine gender (as the case may be) and words importing the masculine gender include the feminine gender and vice versa and words importing the singular number include the plural number and vice versa and words importing persons shall include firms companies and corporations and vice versa.

         2.3 References to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right by and in common with all other persons authorised by the Landlord and/or the Management Company and their and each of their agents professional advisers prospective purchasers of any interest of the Landlord and/or Management Company in the Demised Premises or in the Adjoining Property contractors workmen and others and all other persons having a like right.

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         2.4      Any reference to a Statute shall include any Statutory
                  Extension or modification or re-enactment for the time being in force or any such Statute or any Orders Statutory Instrument Notices Regulations Directions Bye Laws Directives thereunder for the time being in force.

         2.5 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit such act or thing to be done.

         2.6 The paragraph headings do not form part of this Lease and shall not be taken into account in the construction or interpretation thereof.

3.       DEMISE

         3.1 In consideration of the yearly rents (and the increases thereof as hereinafter provided) and the covenants on the part of the Tenant and the conditions hereinafter reserved and contained the Landlord, and the Management Company HEREBY DEMISE unto the Tenant ALL THAT AND THOSE the Demised Premises TOGETHER WITH the exclusive use of 50/149 car parking spaces shown coloured blue on Plan 3.

                  3.1.1 TOGETHER WITH full right and liberty for the Tenant its permitted assigns and their permitted under-tenants its and their servants, agents, licensees and invitees and all other persons entitled in common with other persons who have or hereafter have the like right at all times hereafter by day or by night and for all purposes with or without vehicles to pass and re-pass along, over and upon (subject on lot all regulations made from time to time in relation to traffic and to the use of the roadways forming part of the Estate) the roadways forming part of the Estate, and over the roads forming part of the IDA Estate.

                  3.1.2 The right of free passage and running of utilities (subject to temporary interruption for necessary repair and maintenance) to and from the Demised Premises through the Conduits which are now or may at any time during the Perpetuity Period be in under or over or passing through the retained lands together with all necessary rights and privileges necessary for repairing and maintaining same.

                  3.1.3 The right 24 hours in every day (in common with the Landlord and the other tenants of the Office Block and all other persons similarly entitled or authorised during the said term, their servants, agents, invitees and licensees) to go pass and repass over the Office Common Parts where necessary for the purposes of obtaining access to and egress form the demised Premises.

                  3.1.4 The right of support, and protection needed by the Demised Premises from the retained lands.

                  EXCEPTING AND RESERVING unto the Landlord and the Management Company and their respective tenants servants agents licensees and all other persons entitled from time to time thereto:

                  3.2.1 the free right of uninterrupted passage and running of water soil air gas electricity telephone and other services from and to any adjoining or neighbouring property through any Conduits which may at any time during the said term be through in over or under the Demised Premises or otherwise together with full right of access at all reasonable times on giving due notice in writing (except in cases of emergency) for the purposes of inspecting maintaining replacing and repairing the same the person ofr persons exercising such rights making good any damage thereby occasioned to the Demised Premises;

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                  3.2.2    full right and liberty on giving due notice in
                           writing at all times during the said term to enter the demised Premises in order to maintain replace or relay electricity , post office, telecommunications or other cables, gas mains, water mains, sewers, drains, telecommunication systems, and all other services to and from the Adjoining Property the person or persons exercising such right making good any damage thereby occasioned to the Demised Premises;

                  3.2.3 full right and liberty on giving due notice in writing at any time hereafter to execute works and make erections upon or to erect rebuild or alter any buildings or erections on the Adjoining Property and to use their Adjoining Property and buildings in such manner as they may think fit;

                  3.2.4 all rights easements and privileges now belonging to or enjoyed by any adjoining or neighbouring property;

                  3.2.5 the rights of light air space support protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by such other parts of the Office Block and/or the Adjoining Property;

                  3.2.6 full right and liberty at any time during the term on giving reasonable prior notice to the Tenant (except in the case of emergency) to enter the demised Premises to view the state and condition of and to repair and maintain the Adjoining Property where such work would not otherwise be reasonably practicable;

                  3.2.7 all mines and minerals in or under the Demised Premises with full power of working and getting the same provided reasonable compensation is paid to the Tenant for any damage thereby occasioned to the Demised Premises;

                  3.2.8 the right to provide and install on the exterior of the Demised Premises a lightening conductor should the Landlord deem necessary;

                  3.2.9 the right to enter onto and remain on the Demised Premises for the purpose of performing any obligation or carrying out any work which the Landlord and/or the Management Company is obliged wither to the Tenant and/or to any other party to perform or carry out whether under this Lease or otherwise.

                  HABENDUM

                  TO HOLD to hold the Demised Premises unto the Tenant from the 1st December 2003 for the term of twenty five years.

                  REDDENDUM

                  YIELDING AND PAYING therefor and thereout during each of the first five years of the said term the yearly rent of
                  (euro)380,871 and thereafter during each of the successive periods of five years of which the first shall begin on the 1st day of December 2008 a rent equal to (a) the rent payable hereunder during the preceding period or (b) such revised rent as may from time to time be ascertained in accordance with the provisions in that behalf contained in the First Part of the Fourth Schedule hereto (whichever shall be the greater) AND the rent in respect of each year of the said term is to be paid by direct debit by equal quarterly payments in advance on the 1ST DAY OF JANUARY, 1ST DAY OF APRIL, 1ST DAY OF JULY AND 1ST DAY OF OCTOBER in every year without any deduction set off or counterclaim whatsoever.

                  AND ALSO PAYING BY WAY OF ADDITIONAL RENT the amount or amounts payable by the Tenant pursuant to the Tenant's covenant hereinafter contained in Clause 5.2 in respect of insurances effected form time to time by the Landlord such additional payments to be payable at the times and in the manner specified at the said Clause 5.2 AND ALSO PAYING BY WAY OF ADDITIONAL RENT the amount or amounts payable by the Tenant pursuant to the Tenant's covenant hereinafter contained in Clause 5.5.1 in respect of the provision or the procuring by the Landlord of the services hereinafter contained such additional payments to be payable at the times and in the manner hereinafter specified.

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                  AND ALSO PAYING BY WAY OF ADDITIONAL RENT on demand all costs damages expenses losses costs and demands which the Landlord may from time to time incur in connection with or procuring the remedying of any breach by the Tenant of any of the covenants on the part of the Tenant herein contained.

4. The rent for the time being payable by the Tenant hereunder shall be subject to increase in accordance with the provisions of the Fourth Schedule.

5.       TENANT'S COVENANTS

         The Tenant to the intent that the obligations may continue throughout the term hereby granted HEREBY COVENANTS with the Landlord as follows:- PAY RENT

         5.1 To pay the rent or increased rent herby reserved or any sums payable thereunder on the days and in the manner herein prescribed without any deductions.

         INSURANCE PREMIUMS

         5.2 To pay to the Landlord form time to time on demand without any deductions or abatement the amount or amounts expended by the Landlord for keeping on foot the insurance of the Demised Premises in accordance with clause 6.2 hereunder.

         INTEREST ON ARREARS

         5.3 If the Tenant shall fail to pay the rent hereinbefore reserved or any other sum reserved or made payable hereunder on the day and in the manner herein prescribed for the payment of same such unpaid rent or sum shall bear interest from the 14th day after day or days on which the same shall become due to the date of actual payment at a rate per annum of 2% (two per cent) above the three months European Inter Bank Offered Rate as quoted by Bank of Ireland or if there shall be no such rate the corresponding or nearest appropriate rate thereto at the date upon which the said sums fall due or become payable.

         PAY OUTGOINGS

         5.4 To pay and discharge all rates and taxes duties charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or any other description which are now or may at any time hereafter be charged taxed assessed levied or imposed upon or charged taxed assessed levied or imposed upon or payable in respect of the Demised Premises or on the owner or occupier in respect thereof notwithstanding any contract to the contrary except all Landlord's Income and Capital Taxes, wealth and property taxes and to indemnify and keep indemnified the Landlord against or arising out of same or any expenses (legal or otherwise) in connection therewith.

         PAY FOR SERVICES

         5.5 To pay to the Landlord from time to time on demand without any deduction or abatement:

                  5.5.1.1 30.42% of the costs and expenses incurred by the Landlord in or about the provision of the services to the Office Common Parts mentioned in the First Part of the Third Schedule hereto (hereinafter called "the Office Service Charge") payment to be made in accordance with the provisions of the Third Part of the Third Schedule hereto;

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                  5.5.1.2  12.18% of the Landlords Proportion of the Estate
                           Service Charge (as hereinafter defined in the Second Part of the Third Schedule) in respect of the provision of the services to the Estate Common Parts payment to be made in accordance with the provisions of the Third Part of the Third Schedule hereto;

                  5.5.1.3 12.18% of the Landlords Proportion of the IDA Service Charge.

                  PROVIDED ALWAYS THAT if the Office Block described in the First Schedule hereto is extended or reduced (whether by way of sale or otherwise) the said percentage referred to in clause 5.5.1.2 and the percentage referred to in clause
                  5.5.1.1 and the percentage referred to in clause 5.5.1.3 shall be agreed as between the Landlord and the Tenant and in the absence of agreement by a chartered surveyor agreed and appointed by the Landlord and the Tenant or in the absence of agreement within three calendar months at the request of the Landlord by the President for the time being of the Society of Chartered Surveyors or any successor body.

                  AND FURTHER PROVIDED ALWAYS that if the gross external floor area of the Estate less the Estate Common Parts shall be extended or reduced the Landlords Proportion of the Estate Service Charge shall be as agreed between the Landlord and the Tenant and in the absence of agreement by a Chartered Surveyor agree and appointed by the Landlord and the Tenant or in the absence of agreement within three calendar months at the request of the Landlord by the President for the time being of the Society of Chartered Surveyors or any successor body.

         5.5.2 The Tenant covenants to comply with all regulations made from time to time in relation to the Estate and the enjoyment and user of the Estate Common Parts and further agrees not to do anything whereby any road, path, forecourt or other area over which the Tenant may have rights of access or use or other conveniences and easements whatsoever which may belong to or be capable of being used or enjoyed by the Demised Premises in common with any adjoining property may be damaged or the fair use thereof by others may be obstructed in any manner whatsoever.

         5.5.3 The Tenant covenants to observe and be bound by all reasonable regulations as may from time to time be made by the Landlord in relation to the use of the Office Common Parts.

         5.5.4 To pay all sums due for electricity or gas or water or other fuel or service used or consumed by it on the Demised Premises including any connection and hiring charges and meter rents and to perform and observe all present and future regulations and requirements of the electricity, gas and water supply authorities or boards in respect of the supply and consumption of electricity, gas and water on the Demised Premises.

         COMPLY WITH ENACTMENTS

         5.6 At all times during the said term to observe and comply in all respects with the provisions and requirements of any and every enactment for the time being in force or any orders or regulations thereunder for the time being in force and to do and execute or cause to be done and executed all such works as under or by virtue of any such enactment or any orders or regulations thereunder for the time being in force are or shall be properly directed or necessary to be done or executed upon or in respect of the Demised Premises or any part thereof whether by the Landlord, Beneficial Owner Lessee Tenant or Occupier and at all times to keep the Landlord indemnified against all claims demands and liability in respect thereof and without derogating from the generality of the foregoing to comply with the requirements of any Local or other Statutory Authority European Community Regulations, the provisions of the Factories Act, 1955, Health Act, 1947, Office Premises Act, 1958, Housing Acts 1966 and 1969, the Safety in Industry Act, 1980, Fire Services Act, 1981, Waste Management Packaging (Amendment) Regulations 1998 and the order or orders of any Court of competent jurisdiction.

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         FIRE REQUIREMENTS

         5.7.1 At all times during the said term to comply with all the reasonable requirements of the appropriate Fire Authority, the insurers of the Demised Premises and the Landlord whether notified or directed to the Landlord or the Tenant in relation to fire precautions and will not obstruct the access to or means of working any apparatus and appliances for the time being installed in the Demised Premises or any other part of the Office Block and will not obstruct the means fo escape from the demised Premises or any other part of the Office Block or lock any fire door while the Demised Premises is occupied.

         5.7.2 To keep the Demised Premises supplied with such fire fighting equipment as the insurers fo the Demised Premises and the Office Block may require or as the Fire Authority may require and to maintain the same to the satisfaction in an efficient working order.

         NUISANCE

         5.8 To pay to the Landlord all costs charges and expenses which may be incurred by the Landlord in abating a nuisance caused by the tenant in respect of the Demised Premises and to execute all such works as may be necessary for abating such a nuisance in obedience to a Notice lawfully served by a Local or Public Authority or pursuant to any Court Order.

         REPAIRS

         5.9 To keep clean and tidy and to repair and keep in good order repair and condition from time to time and at all times during the term hereby created the Demised Premises and without derogating from the generality of the foregoing and to the extent that they do not form part of the Office Common Parts the doors locks plate glass and other windows fixtures fittings fastenings wires waste water drains and other pipes and sanitary and water apparatus and central heating plant apparatus and installations and all walls if any forming part of the Demised Premises and all Tenant signs and name plates affixed to the exterior wall or walls surrounding the Demised Premises or projecting therefrom and all stays supporting same and the painting papering and decoration thereof and to maintain repair and keep in good working order and condition all plant and Machinery therein which exclusively serves the Demised Premises including the Conduits and the central heating and air conditioning plant (if any) the sprinkler system all boilers and all electrical and mechanical plant Machinery equipment and apparatus (damage by any of the Insured Risks as hereinafter defined in Cause 6.2 hereof excepted if and so long only as Policy or Policies of insurance shall not have been vitiated or payment of the Policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any other under-tenant or person under its or their control).

         PAINT INSIDE

         5.10 As often as is reasonably necessary and in any event not less than once every five years (whether determined by effluxion of time or otherwise) to prepare and paint or treat as appropriate in a proper and workmanlike manner all the inside wood metal and other works of the Demised Premises usually or requiring to be painted with two coats at least of good oil paint or good synthetic paint AND ALSO with such painting to white-wash colour-wash grain varnish French or wax polish paper or otherwise decorate in a proper and workmanlike manner and with good quality materials all such internal parts of the Demised Premises as have been or ought properly to be so treated AND as often as may be necessary to clean and treat in a suitable manner for its maintenance in good condition all inside wood metal work and stone work (whether polished or not) not required to be painted or French polished or distempered and to clean all tiles glazed bricks aluminium windows and doors and similar washable surfaces.

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         NOT TO DAMAGE OR INTERFERE

         5.11 Not to damage or interfere with the proper working of the Machinery, utilities or Conduits in the Office Block and/or the Estate and not to damage or interfere with the Office Common Parts and/or the Estate Common Parts.

         PERMIT ENTRY

         5.12 To permit the Landlord, and/or the Superior Lessor their Surveyors and agents with or without workmen and others at all reasonable times after due Notice in writing (except in cases of emergency when no Notice shall be required) to enter into and upon and remain on the Demised Premises and every part thereof and to take a plan of and examine the state of repair and condition of the same and to take inventories of the Landlord's fixtures to be yielded up at the expiration of the said term and within two calendar Months (or sooner if requisite) after Notice in writing to the Tenant of all defects and wants of reparation found on such examination shall have been given to repair and make good the same according to such Notice and the covenants in that behalf herein contained and in case the Tenant shall make default in so doing it shall be lawful for the workmen or others to be employed by the Landlord to enter upon the Demised Premises (but without prejudice to the proviso for re-entry hereinafter contained) and repair and restore the same and all expenses incurred thereby shall on demand be paid by the Tenant to the Landlord and if not paid shall be recoverable by the Landlord as liquidated damages.

         PERMIT WORKS

         5.13 To permit the Landlord and/or the Superior Lessors and their agents and workmen and other persons authorised by the Landlord with all necessary appliances at all reasonable times after due Notice in writing (except in cases of emergency when no Notice shall be required) to enter upon the Demised Premises or any part thereof to execute repairs or alterations to or upon any Adjoining Property or to cleanse empty or repair any of the sewers watercourses drains or gutters belonging to the same the Landlord and others causing as little inconvenience as possible and making good with all practicable speed all damage to the Demised Premises thereby occasioned.

         NOT TO DO ANYTHING TO INCREASE INSURANCE OR RENDER POLICY VOID

         5.14 Not to do or omit or suffer to be done or omitted any act matter or thing whatsoever the doing or omission of which would make void or voidable the insurance of the Office Block or of the Landlord's fixtures and fittings therein or whereby the rate of premium thereupon may be increased.


         NOT TO OVERLOAD STRUCTURE

         5.15 Not to do or permit or bring in or upon the Demised Premises anything which may throw on the Demised Premises or on any Adjoining Property any weight or strain in excess of that which such premises are capable of bearing with due margin for safety and in particular not to overload the floors or the electrical installations or the other services of in or to the Demised Premises nor suspend any excessive weight from the ceilings or walls stanchions or the structure thereof.

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         NO BUILDINGS OR ALTERATIONS

         5.16.1 Not to erect any new building or new structure on the Demised Premises or any part thereof nor to alter add to or change the height elevation or external architectural or decorative design or appearance of the Demised Premises nor to merge the Demised Premises with any Adjoining Property;

         5.16.2 Not to alter divide cut maim injure or remove any of the principal or load-bearing walls floors beams or columns of the Demised Premises nor to make any other alterations or additions of a structural nature to the Demised Premises;

         5.16.3 Not to make any alterations or additions to the Landlord's fixtures or to any of the Conduits without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

         5.16.4 Not to make any alterations or additions of a non-structural nature to the Demised Premises without obtaining the prior consent of the Landlord (which such consent not to be unreasonably withheld);

         5.16.5 The Landlord may as a condition of giving consent under any of the said sub-clauses 5.16.3 and 5.16.4 require the Tenant to enter into such covenants as the Landlord shall require regarding the execution of any such works.

         5.16.6 Where the Landlord is insuring any additions, alterations and/or improvements carried out or being carried out by the Tenant, in the event of the Tenant carrying out any alterations or additions to the Demised Premises which alterations or additions result in the increase in the cost of reinstating the Demised Premises to notify the Landlord of the increase in the reinstatement cost so as to enable the Landlord adjust the insurance cover accordingly and to pay to the Landlord any increased premium payable.

         REMOVE UNAUTHORISED STRUCTURES

         5.17 On the request in writing of the Landlord or its agent forthwith to pull down and remove any building erection alteration or addition erected placed or made in breach of any of the foregoing covenants and if any portion of the Demised Premises has been altered pulled down or removed in breach of any of the foregoing covenants upon such request in writing as herein provided forthwith to amend restore replace or rebuild the Demised Premises according to the original plans and elevations thereof.

         NUISANCE

         5.18 Not to do or permit not suffer to be done upon or in connection with the Demised Premises or any part thereof or any part of the Office Block anything which shall or may be or become or cause a nuisance, damage, annoyance inconvenience disturbance injury or danger to the Landlord or the owners tenants or occupiers of any other part of the Office Block and or the Estate and or the IDA Estate and not to permit suffer or allow any odours, vapours, steam, water, vibrations, noises or undesirable effects to emanate form the Demised Premises or from any equipment or installation therein into other parts of the Office Block and keep the Landlord fully and effectually indemnified against all actions, proceedings, damages, costs, expenses, claims or demands whatsoever arising out of or in consequence of any breach or non observance of this covenant.

         OBSTRUCTION OF SEWERS

         5.19 Not to allow to pass into the Conduits serving the Demised Premises any noxious or deleterious effluent or other substance which will cause an obstruction or injure the said Conduits and in the event of any such obstruction or injury to make good as soon as practicable all such damage and any damage thereby caused to the Office Block to the reasonable satisfaction of the Landlord's Surveyor.

         NO SIGNS

         5.20 Not to fix or exhibit or permit to be affixed or exhibited to or upon any part of the exterior or interior so as to be visible from the exterior of the Demised Premises or of the external walls windows rails or fences thereof any pole flag aerial burglar alarm advertisement poster notice or other sign placard or thing whatsoever except such as subject to Planning permission shall be approved in writing by the Landlord, or the Landlord's Surveyor such approval not to be unreasonably withheld.

         INFLAMMABLE GOODS AND NOISY MACHINERY

         5.21 Not to have store or keep upon the Demised Premises or any part thereof any substance of an explosive or of an especially inflammable or dangerous nature or such as might increase the risk of fire or explosion or which might attach or in any way injure by percolation corrosion or otherwise the Demised Premises or the keeping or use whereof may contravene any statute or local regulation or bye-law and not to house or operate or permit to be housed or operated in or upon the Demised Premises or any part of the Office Block any part thereof any engine or Machinery of any kind other than the usual office machines and which are not likely to cause any undue vibration or be or become a nuisance annoyance or disturbance to any other tenants or occupiers in any adjoining or neighbouring property.

         USER

         5.22 Not to use or permit the Demised Premises or any part thereof to be used for any purpose other than for a use as manufacturing /offices/laboratory AND for no other purpose save with the Landlord's written consent which consent shall not be unreasonably withheld but it is hereby AGREED AND DECLARED that it shall be reasonable for the Landlord to refuse its consent on the grounds that such user would result in the Demised Premises being used for a use which would not be commercial or trade use.

         REFUSE

         5.23 Unless the Landlord is providing such a service to remove and where appropriate dispose of all refuse generated out of the Tenant's use and occupation of the Demised Premises and in particular, to comply with the Waste Management (Packaging ) (Amendment) Regulations 1998.

         PROHIBITED USER

         5.24 Not at any time to use the Demised Premises or any part thereof or allow the same to be used for any entertainment or for any dangerous noisy noxious or offensive trade or business or occupation whatsoever or fro a residence or for any illegal or immoral purposes nor permit any sale by auction to be held on the Demised Premises.

         LOCAL AUTHORITY REQUIREMENTS

         5.25 At all times to comply with all requirements of the council or the relevant Local Authority in connection with the user of the Demised Premises for the purpose of the Tenant's business.


         FORECOURT

         5.26 Not to place or deposit or allow to be placed or deposited for sale or otherwise outside any part of the Demised Premises any goods articles or things whatsoever and not to obstruct or allow to be obstructed the Office Common Parts or the forecourt surrounding the Demised Premises.

         CONVEYANCING ACT NOTICES

         5.27 To pay to the Landlord all costs charges and expenses (including legal costs and surveyor's fees) which may be incurred by it incidental to the preparation and service of any Notices under Clause 5.23 hereof and any Notices and proceedings under Section 14 of the Conveyancing Act 1881 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court and in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant or in procuring the remedying of the breach of any covenant by the Tenant and in relation to any application for consent required or made necessary by this Lease whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is held to be unreasonable), or whether or not the application has been withdrawn and in relation to any application made by the Landlord at the request of Tenant and whether or not such application is accepted refused or withdrawn.

         NOT TO ASSIGN UNDERLET OR PART WITH POSSESSION

         5.28 Not to assign transfer or underlet or part with possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demises Premises or any part thereof as a licensee but so that notwithstanding the foregoing the Landlord shall not unreasonably withhold its consent to an Assignment of the entire or any one floor or part thereof or underletting of the entire or any one floor and part thereof of the Demised Premises to an assignee or underlessee of good and sufficient financial standing and otherwise acceptable to the Landlord and subject to the following provisions or such of them as may be appropriate that is to say:-

                  5.28.1 The Tenant shall prior to any such Assignment or under-letting apply to the Landlord and provide all reasonable information concerning the proposed transaction and concerning the proposed Assignee or Under-Lessee as the Landlord may require;

                  5.28.2 The Landlord's consent to any such Assignment or underletting shall be given in writing and shall be given in such a manner as the Landlord shall decide and the Tenant shall pay the reasonable costs in connection with such consent;

                  5.28.4 In the case of an Under-Lease the same shall be of the entire of any one floor or part thereof of the Demised Premises at the then current market rent without any deduction whatsoever and without a fine or premium or the rent payable hereunder at the time of the granting of such Under-Lease or proportionate part thereof as the case may be (which ever is the higher) and the Under-Lessee shall if required by the Landlord enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rent hereby reserved) and condition herein contained and every such Under-Lease shall also be subject to the following conditions that is to say that it shall contain:-

                           5.28.4.1 an unqualified covenant on the part of the
                                    Under-Lessee not to under-lease or part with or share the possession of the whole or part only of the premises hereby demised;

                           5.28.4.2 a covenant on the part of the Under-Lessee
                                    not to assign the premises thereby demised without obtaining the previous consent in writing of the Landlord under the Landlord's Lease (if any) and of the Landlord;

                           5.28.4.3 a covenant condition or proviso under which
                                    the rent reserved by the Under-Lease shall be reviewed every five years and the Review Dates as therein defined shall be the days which are the Review Dates in this Lease (notwithstanding that this provision may necessitate a first review before the expiration of five years form the commencement of the Under-Lease) but otherwise in the same terms as provided in this Lease.

                           5.28.4.4 a covenant condition or proviso under which
                                    the rent from time to time payable under such Under-Lease shall not be less than the rent from time to time payable hereunder or proportionate part thereof as the case may be;

                           5.28.4.5 covenants and conditions in the same terms
                                    as nearly as circumstances admit as those contained in this Lease.

                  5.28.5 In the case that nay proposed Under-Lessee is a company the Landlord may require as a condition of its giving consent to the underlease that the directors of the proposed Under-Lessee Company or other persons approved by the Landlord enter into a personal Guarantee for payment of the rent and compliance with the covenants contained in the Lease.

                  5.28.6 The Tenant shall enforce at the Tenants own expense the performance and observance of every such undertenant of the covenants provisions and conditions of the underlease and shall not at any time either expressly or by implication waive any breach of the same.

                  5.28.7 The Tenant shall not agree any reviewed rent with the undertenant nor any rent payable on any renewal thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld).

                  5.28.8 The Tenant shall not vary the terms or accept any surrender of any permitted underlease without the prior written consent of the Landlord (such consent not to be unreasonably withheld).

                  5.28.9 Within fourteen days of every such Assignment or Under-Lease the Tenant shall provide Notice thereof in writing with particulars to the Landlord's Solicitors or Agents and shall furnish them with a true copy of such instrument and shall pay to the Landlord's Solicitors their reasonable legal costs and other expenses in connection with such an Assignment or Under-Lease.

         NO OBSTRUCTION

         5.29 Not to block up obstruct or enlarge any doorway passage window light or other easement or make any new window or other opening in the Demised Premises or in any manner obscure any grating window or opening therein giving light to or otherwise intended for the benefit of the Office Block or other premises and not to give permission for any new window light opening doorway path passage drain or other encroachment or easement to be made into or against or upon the Demised Premises which might be or grow to the damage annoyance or inconvenience of the Landlord AND in case any such window ---- light opening doorway path passage drain or other encroachment or easement shall be made to give immediate notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request and cost of the Landlord to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement.

         PLANNING ACTS

         5.30 In relation to The Planning Acts (by which expression it is intended herein to designate The Planning & development Act, 2000 and the Planning & Development Act, 2001 any Statutory modification or re-enactment thereof for the time being in force and any Regulations or Orders made thereunder and if applicable the Public Health Acts by which expression it is intended herein to designate the Local Government (Sanitary Services) Acts 1887 to 1964 and the Building Control Act, 1990 and any statutory modification or re-enactment thereof for the time being in force and any Regulations and Orders made thereunder):-

                  5.30.1 Not to do or omit or permit to be done or omitted anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or of any Notices Orders Licences Consents Permissions and Conditions(if any) served made granted or imposed thereunder or under any enactment repealed thereby and to indemnify (as well after the expiration of the said term by effluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of such acts and omissions or any of them and against the costs of any application for the Planning Permission and the works and things done in pursuance thereof;

                  5.30.2 In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord's consent shall be required under the provisions of this Lease or otherwise and in the event of permission from any Planning Authority or certificate from a Building Control Authority under the Planning Acts being necessary for any addition alteration or change in or to the Demised Premises or for the change of user thereof to apply at the cost of the Tenant to the Local and Planning and Building Control Authorities as the case may be for all consents and permissions and approvals and certificates which may be required in connection therewith and to furnish to the Landlord a copy of any such application and to give notice to the Landlord of the granting or refusal (as the case may be) of all such consents and permission sand approvals and certificates forthwith on the receipt thereof and to comply with all such consents and permissions and approvals and certificates and to complete the work in compliance with such consents permissions certificates and approvals and in compliance with Building Regulations(if applicable) and to furnish to the Landlord a Certificate of Compliance with the relevant permission approval consent certificate and Regulations duly completed by an Architect having qualifications satisfactory to he Landlord; and the Tenant will comply strictly with the Building Regulation and will also furnish the Landlord with copies of all applications for Fire Safety Certificates, all Fire Safety Certificates issued and an Architect's certificate of Opinion that all such works have been carried out in substantial compliance with the plans lodged with the application for the Fire Safety Certificate as amended by any conditions imposed by the Building Control Authority together with an Architect's Certificate of Opinion that all such works are in substantial compliance with the Building Regulations.

                  5.30.3 To give Notice forthwith to the Landlord of any Notice Order or Proposal for Notice or Order served on the Tenant under the Planning and Development Acts and if so required by the Landlord to produce the same and at the cost of the Tenant to make or join in making such objections or representations in respect of any proposal as the Landlord may require;

                  5.30.4 To comply at its own cost with any Notice or Order served on the Tenant under the provisions of the Planning Acts;

                  5.30.5 If and when called upon so to do to produce to the Landlord or its Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause have been complied with in all respects.

         INSURE PLATE GLASS

         5.31 To insure and keep insured the plate glass (if any) other than the cladding in the Demised Premises in the mane of the Landlord and Tenant in the full reinstatement costs thereof and if required to produce the Policy and the receipt for the latest premium.

         TO GIVE NOTICE

         5.32 Within seven days of the receipt of Notice of the same to five full particulars to the Landlord of any Permission Notice or Order made given or issued to the Tenant by any Government Department or Local or Public Authority under or by virtue of any statutory power and if so required by the Landlord to produce such Permission Notice or Order or Proposal for a Notice or Order to the Landlord and also without delay to take all reasonable and necessary steps to comply with any such Notice or Order and also at the request of the Landlord to make or join with the Landlord in making objections or making representations against or in respect of any such Notice Order or Proposal as aforesaid as the Landlord shall deem expedient.

         REVERSIONARY INTEREST

         5.33 At all convenient hours in the daytime on twenty-four hours Notice being given to permit all prospective Purchasers or Dealers in the reversionary interests of the Landlord by order in writing of the Landlord or its agents to view the Demised Premises without interruption but so that no undue interference is caused to the business of the Tenant.

         RE-LETTING SIGN

         5.34 To permit the Landlord and its agents and/or the Superior Lessor on giving seven days prior written notice at any time within six calendar months before the expiration or sooner determination of the said term to enter upon the Demised Premises and to fix and retain without interference upon any suitable part or parts thereof (but not in any position likely to interfere with the user of the Demised Premises) a Notice Board for re-letting or disposing of the same and not to remove or obscure the same and to permit all persons by order in writing of the Landlord or its agents to view the Demised Premises at all reasonable hours in the daytime without interruption.

         INDEMNITY

         5.35 To indemnify and keep indemnified the Landlord against all and any expenses costs actions claims demands damages and other liabilities whatsoever in respect of the injury or death of any person or damage to any property howsoever arising directly or indirectly out of:-

                  5.35.1   the state of repair or condition of the Demised
                           Premises;

                  5.35.2 the existence of any alterations thereto or to the state of repair or condition of such alteration;

                  5.35.3   the user of the Demised Premises;

                  5.35.4 any work carried out or in the course of being carried out to the Demised Premises by the Tenant its servants or agents sub-lessees or sub-tenants;

                  5.35.5 anything now or hereafter attached to or projecting therefrom.

         TO YIELD UP

         5.36 At the expiration or sooner determination of the said term quietly to yield up the Demised Premises together with all the Landlord's fixtures and all other fixtures and fastenings that now are or which during the said term shall be affixed or fastened thereto (except Tenant's or trade fixtures) in such good and substantial repair and condition as shall be in accordance with the covenants of the part of the Tenant herein contained and in case any of the said fixtures and fittings shall be missing broken damaged or destroyed to forthwith replace them with others of a similar kind and of equal value (damage by any of the Insured Risks as hereinafter defined in Clause 6.2 excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect of default of the Tenant or the servants agents licensees of the Tenant).

         TO PAY STAMP DUTY AND VAT

         5.37 To pay the Landlord the Stamp Duty on this Lease and the Counterpart thereof and to pay all Value Added Tax (if any) whether arising on the delivery hereof or whether arising as a result of any neglect or default by the Tenant of its rights and/or obligations (or exercise by the Landlord of its rights) under this Lease and/or whether arising on any payments to be made by the Tenant under or pursuant to this Lease.

         SAFETY FILE

                  5.38.1 In relation to any work form time to time undertaken by or on behalf of the Tenant in on or to the demised Premises or in the fitting out thereof to submit to the Landlord all such drawings designs specifications details and information as may be appropriate for the up-dating of the Safety File maintained by the Landlord in relation to the property comprising the Demised Premises whether aloes or with other premises.

                  5.38.2 In relation to any such work as is referred to in Clause 5.38.1 which shall require the preparation of a Safety File or Files ("the tenant's Safety File") by or on behalf of the Tenant the Tenant shall open and maintain the Tenant's Safety File and shall ensure that copies of all entries and items which are or should be entered thereon shall forthwith be furnished to the Landlord and that on any assignment of the interest of the Tenant hereunder in the Demised Premises the Tenant's Safety File shall be delivered to the assignee and that on the determination (howsoever effected)of the term hereby granted the Tenant's Safety File shall be delivered to the Landlord.

                  5.38.3 Without prejudice to the Tenant's obligations to comply with The Safety, Health and Welfare at Work (Construction) Regulations, 1995 as amended from time to time ("the Regulations") the Tenant covenants that in the event that it is requested to do so by the Landlord, it will keep safely at the Demised Premises any Safety File provided by the Landlord and will procure that the Safety File is updated to take account of any works carried out to the Demised Premises (including any fit out works carried out by the Tenant prior to the granting of this Lease) by the Tenant or any other party with the Tenant's authority. The Tenant further covenants that it will make the Safety File available to the Landlord for inspection and/or to any other person who requires to inspect it for the purpose of compliance by either the Landlord and/or such other person with any duties imposed on either of them pursuant to the Regulations and/or make the Safety File available for inspection by any prospective successor in title of the Landlord. The Tenant further covenants that it will, forthwith upon request being made of it by the Landlord, deliver up the Safety File to the Landlord.

         REGULATIONS

         5.39 The Tenant agrees to be bound by any regulations made by the Landlord and/or the management company from time to time in respect of the Estate.


6.       LANDLORDS COVENANTS

         THE LANDLORD AND THE MANAGEMENT COMPANY HEREBY COVENANT WITH THE
         TENANT;


         QUIET ENJOYMENT

         6.1 That the Tenant paying the rent hereby reserved and performing and observing the several covenants and conditions and agreements herein contained and on its part to be performed and observed shall and may peaceably and quietly hold and enjoy the premises hereby demised without interruption by the Landlord or its assigns or any purchaser claiming under or in trust for it.

         INSURANCE

         6.2 SUBJECT to the landlord being able to effect insurance against any one or more of the risks hereinafter specified AND SUBJECT always to such exclusions excesses and limitations as are normal and as may be imposed by the Landlord's insurers for the time being hereof to procure that the Demised Premises is insured in the name of the Landlord and all Landlord's fixtures and fittings therein or thereon including glass are kept insured in the full reinstatement cost (to be determined from time to time by the Landlord or its surveyor and including an inflationary factor subject to the Tenant's right to require the Landlord to insure for a higher amount than the full reinstatement cost as determined by the Landlord (against damage by fire, explosion, lightning, impact, earthquake, aircraft, frost, floods, landslip, storm and tempest, terrorism, riot, civil commotion and malicious damage or bursting or over-flowing of water tanks, apparatus or pipes, corrosion of pipes, melting of pipes, melting of cables and including demolition and site clearance expenses, Architects and other fees and taxes in relation to the reinstatement of the Demised Premises and all stamp duties exigible on any building or like contract as may be entered into relative to the reconstruction reinstatement or repair of the Demised Premises or any part thereof resulting form the destruction loss or damage thereof or thereto from any of the perils aforesaid and public liability and three years loss of rent and service charge (subject to quotation) and against such other risks as the Landlord may from time to time consider prudent and desirable (all such perils and risks for the time being so covered by insurance are herein called "the insured risks") and such risks may be covered by any policy or policies of insurance as the Landlord may consider appropriate. For the purpose of this Clause, the expression "the Demised Premises" does not include (unless otherwise specified by the Landlord) any additions, alterations or improvements carried out or being carried out by the Tenant to the Demised Premises.

         RE-INSTATE

         6.3 In case the Demised Premises and access thereto or any part thereof shall be destroyed or damaged by fire or from any of the insured risks then so as to render the Demised Premises unfit for use and occupation then (subject to the Landlord obtaining Planning Permission and all other necessary permits licences and approvals) and as often as shall happen to lay out all monies received in respect of such insurance as aforesaid (other than in respect of rent and Service Charge) (and making up any shortfall) as soon as practical in or upon rebuilding repairing or reinstating the Office Block and the Demised Premises and access thereto in good and substantial manner unless the relevant policy shall have been vitiated or rendered less than fully effected by way, act, neglect, default or omission on the part of the Tenant or on the part of any person in or upon the Office Block and/or the Demised Premises with the Tenants authority PROVIDED ALWAYS that in the event of the Landlord being unable to reinstate the Office Block and/or the Demised Premises due to refusal of planning or other approvals consents or licences the Landlord having made all reasonable efforts on a timely basis to obtain same the Tenant agrees to surrender this Lease when called upon by the Landlord so to do and the Landlord agrees to accept a surrender of this Lease should the Tenant require. For the avoidance for doubt, unless otherwise notified in writing by the Landlord to the Tenant pursuant to Clause 6.2 the expression "the Demised Premises" will not include any additions, alterations or improvements carried out or being carried out by the Tenant.

         SERVICES

         6.4.1 Subject to payment by the Tenant of the Service Charge as provided by Clause 5.5.1 to use its reasonable endeavours to procure the provision or making available of the services specified in the Third Schedule hereto.

         6.4.2 The Landlord covenants to pay the Landlords Proportion of the Estate Service Charge as defined in the Second Part of the Third Schedule to the person entitled thereto forthwith it is received by the Landlord from the Tenant and will use its reasonable endeavours to procure the provision or making available of the services specified in the Third Schedule hereto.

         6.4.3 The Landlord covenants to pay the Landlords Proportion of the IDA Estate Service Charge to the person entitled thereto forthwith it is received by the Landlord form the Tenant and will use its reasonable endeavours to procure the provision or making available to the services specified in the Superior Lease.

         6.4.4 The Landlord further covenants to take account of all reasonable requirements and requests of the Tenant in relation to the provision of the services specified in the Third Schedule hereto (and to make such reasonable requirements and requests known to the person obliged for the time being to provide the said services) and further, the Landlord covenants (at the request and reasonable expense of the Tenant) to exercise whatever rights it has against the person for the time being obliged to provide the said services in the event that the services are not being provided in the manner in which the person for the time being obliged to the Landlord is so obliged.

7.       PROVIDED ALWAYS and it is hereby agreed and declared as follows:-

         FORFEITURES

         7.1      If:-

         7.1.1 the said rent or nay interest on arrears of rent or nay sum payable hereunder or nay part thereof shall be unpaid for 14 days after any of the days hereinbefore appointed for payment whether the same shall have been lawfully demanded or not; or

         7.1.2 any covenants on the Tenant's part herein contained shall not be observed and performed; or

         7.1.3 the Tenant being an individual or a firm shall become a bankrupt or compound or arrange with his or its creditors or being a Company shall go into liquidation either compulsory or voluntary except for the purpose of reconstruction or amalgamation; or

         7.1.4 the Tenant being a Company shall permit or suffer to be appointed a Receiver over its assets.

         7.1.5 The Tenant being a Company shall permit or suffer an Examiner to be appointed over its assets.

                  THEN and in any of the said cases and at any time thereafter it shall be lawful for the Landlord or any person or persons authorised by the Landlord to enter upon the Demised Premises or any part thereof in the name of the whole and to repossess the same and enjoy the same as if this Lease had not been executed but without prejudice to any right of action or remedy on either party in respect of any antecedent breach of any of the covenants by the other herein contained.

         SUSPENSION OF RENT

         7.2 If during the said term the Demised Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation or use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part in consequence of any neglect or default of the Tenant its servants agents or licensees the rent and service charge (subject to quotation) hereby reserved and the obligations of the Tenant as to the maintenance and repair of the Demised Premises or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises with or without the basement thereof at the discretion of the Landlord shall have again been rendered fit for occupation or use by the Tenant or become accessible and any dispute concerning the provisions of this clause shall be determined by a single arbitrator in accordance with the provisions of the Arbitration Acts 1954 to 1998 or any statutory enactment in that behalf for the time being in force. For the avoidance of doubt, unless otherwise notified in writing by the Landlord to the Tenant pursuant to Clause 6.2, the expression "the Demised Premises" will not include any additions, alterations or improvements carried out or being carried out by the Tenant.

         NO WARRANTY

         7.3 Nothing in this Lease contained shall be deemed to constitute any warranty by the Landlord that the Demised Premises and the Office Block or any part thereof are authorised under the Planning Acts or otherwise for use for any specific purposes other than the use of offices at the date of this Lease.

8.       NOTICES

         8.1 IN addition to any other prescribed mode of service any Notices requiring to be served on the Tenant hereunder shall be validly served if left addressed or sent by post to the Tenant (or if there shall be more than one of them to any one or more of them) at the Demised Premises or at the last known address or addressed of the Tenant or Tenants or any of them in the Republic of Ireland and any Notice required to be served on the Landlord shall be validly served if left or posted to on of the Landlords at his respective address set out above or if the Landlord is a limited company to the registered office of the Landlord or in either case to any substituted address nominated by the Landlord form time to time and notified to the Tenant and any such Notices may be served by the Landlord's servants or agent s and be served on the Tenant's servants or agents.

9.       ARBITRATATION

         9.1 All disputes which arise between the parties in connection with this Lease or the subject matter of this Lease (except where the same relates to forfeiture of this lease or relief from forfeiture or matters related thereto or where the means of resolving such dispute is expressly referred to in this Lease) shall be decided by an Arbitrator agreed by the parties or in default of agreement appointed by the President for the time being of the Law Society of Ireland or in the event of his being unwilling or unable to do so by the next Senior Officer of the Society who is willing and able to make the appointment.

         9.2 The provisions of Clause 9.1 shall apply also to the appointment (whether by agreement or otherwise) of any replacement Arbitrator where the original Arbitrator (or any replacement) has been removed by Order of the High Court or refuses to act or who is incapable of acting or dies.

10.      APPLICABLE LAW

         10.1 Subject to Clause 9 hereinbefore set out this Lease shall in all respects be governed by and interpreted in accordance with the laws of Ireland and the Tenant hereby irrevocably agrees that the Courts of Ireland are to have jurisdiction in all or any disputes which arise in connection with this Lease and that accordingly any suit, action or proceedings arising out of or in connection with this Lease may be brought in such Courts.

         10.2 The Tenant hereby irrevocably waives any objection which they or either or them may have now or hereafter to the taking of any proceedings in any such Court as is referred to in this Clause and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agree that any judgement in any proceedings brought in the Courts of Ireland shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction.

         10.3 Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant in any other Court of competent jurisdiction not shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

         10.4 The Tenant agrees that proceedings may be served upon the Tenant by delivery at the Demised Premises or at such other address in the Republic of Ireland as the tenant may from time to time notify to the Landlord inwriting for this purpose.

11.      SEVERABILITY

         11.1 If any term or provision of this Indenture shall be held to be invalid or unenforceable in whole or in part for any reason then such term or provision or part shall to that extent be deemed not to form part of this Indenture but the validity and enforceability of the remainder of this Indenture shall not be affected.

12.      PERPETUITY

         12.1 If any term or provision of this Indenture would but for this provision be void in whole or in part under the rule against perpetuities then such tremor provision or part shall to that extent be read and construed as if there had been included therein a restriction limiting the vesting of future interest in property thereby purported to be vested to the Perpetuity Period.

13.      CURRENCY

         13.1 "EURIBOR" means in relation to any unpaid sum, the daily rate for deposits in euro for the specified period applicable thereto on Telerate (or any successor service) page 248 (or any relevant successor page). If no such quotation is available, EURIBOR will be the rate per annum for deposits in euro determined to be equal to the arithmetic mean (rounded upwards to four decimal places) of the six month rate adjusted to reflect the number of days of default at which at least three banks who generally provided quotes on Telerate page 248 when quotations were last available thereon was offering to prime banks in the European Interbank Market deposits in euro and for the specified period at or about 11.00 am on the relevant Rate Fixing Day. For the purposes of this definition "SPECIFIED PERIOD" means the period in respect of which EURIBOR falls to be determined in relation to the unpaid sum; "EURO" or "(EURO)" means the single currency of Participating Member States.

IT IS HEREBY CERTIFIED by the parties hereto that the premises hereby demised is situate in the Urban District of Bray.

IT IS HEREBY FURTHER CERTIFIED that Section 53 (Lease combined with Building Agreement for a dwellinghouse/apartment) of the Stamp Duties Consolidation Act 1999 does not apply to this instrument

IT IS HEREBY FURTHER CERTIFIED that the consideration for the Lease is wholly attributable to property which is not residential property and that the transaction effected by this Instrument does not form part of a larger transaction or of a series of transactions in respect of which the amount or value of the aggregate amount or value of the consideration to other than rent which is attributable to property which is not residential property exceeds
(euro)6,350.00

IT IS HEREBY FURTHER CERTIFIED the Tenant is a body corporate incorporated in a member state of the European Communities or other European State which is contracting party to the European Economic Area Agreement and having its registered office, central administration or principal place of business within the territory of those States.

IN WITNESS whereof the parties hereto have hereunto executed these presents the day and year first herein WRITTEN

SIGNED SEALED AND DELIVERED
by RONAN O'CAOIMH


Witness:


SIGNED SEALED AND DELIVERED
by JIM WALSH



Witness:



PRESENT when the COMMON SEAL
of TRINITY BIOTECH MANUFACTURING LTD
was affixed hereto:

Director:



Witness:

                                 FIRST SCHEDULE

                                THE OFFICE BLOCK

ALL THAT AND THOSE the premises known as One Southern Cross, IDA Business Park, Bray, Co. Wicklow for the purposes of identification only outlined in blue on Plan No. 3 together with the appurtenances thereto and all additions thereon and such of the walls that divide the premises from any other property are party walls and shall be maintained accordingly.

                                 SECOND SCHEDULE

                              THE DEMISED PREMISES

ALL THAT AND THOSE the portion of the Office Block located on the ground and second floors shown for the purposes of identification only outlined in red on Plan No. 1 and Plan No. 2 and without derogating from the generality of the foregoing includes:-

(a) the internal plaster surface finishes of all structural or load bearing walls, structural or load bearing beams, structural or load bearing pillars and structural and load bearing columns therein or which enclose the same but not other part or parts of such walls, beams, pillars or columns;
(b) the screeded floor finishes so that the lower limit of the Demised Premises shall include such finishes but shall not extend below them and in the event of any raised floors the Demised Premises shall include the cavity below any raised floors;
(c) the cavity above any suspended ceilings but so that the upper limit of the Demised Premises shall not extend above the surface finish of any ceilings above such suspended ceilings;
(d) the entirety of all internal, non structural or non load bearing walls and columns within the Demised Premises;
(e) the inner half severed medially of the internal non load bearing walls (if any) that divide the Demised Premises from other parts of the Office Block.
(f)    the glass in the doors and door frames within the Demised Premises
(g) all cisterns, tanks, radiators, boilers, heating apparatus and conduits within and used solely for the purposes of the Demised Premises;
(h)    all additions and improvements to the Demised Premises

EXCEPTING AND RESERVING from this demise ALL THOSE the structure, exterior and structural walls, exterior window frames and glass therein and cladding thereon, floor slabs, foundations structural ceilings, structural supports and columns, roof and all other parts of the Office Common Parts.


                                 THIRD SCHEDULE

                                   FIRST PART

                (SERVICES IN RELATION TO THE OFFICE COMMON PARTS)

1. The maintenance upkeep repair cleaning and painting and as may be necessary redecoration protection servicing and lighting of the Office Common Parts and any landscaping maintenance.

2. The maintenance upkeep repair cleaning supply and replacement of carpet floor coverings and light fittings in the Office Common Parts as the Landlord may from time to time reasonably deem fit.

3. The maintenance upkeep repairing operation painting of all or any of the following items in or in relation to the Office Common Parts or otherwise serving the same:-

       (a)    the conduits, (b) the utilities
       (c)    the systems in the Office Block
       (d) the plant and machinery serving the Office Block (whether situate within or outside the Office Block)
       (e)    fixtures and fittings
       (f) maintenance and cleaning equipment and materials and cleaning machinery
       (g) internal telephones (if any) close circuit T.V. (if any and tannoys (if any)
       (h)    flowerbeds and external and internal landscaping (if any)
       (i)    the heating and ventilation plant.

4. The repair and renewal of security alarm (if any) from time to time, fire fighting equipment (if any) from time to time (including extinguishers and hose reels (if any) emergency lights and provision of such security as the Landlord shall from time to time deem necessary including repair and (where beyond economic repair) renewal of access systems and including equipment for the control of traffic.

5. Provision for such rates as may from time to time be assessed on the Office Common Parts and any special costs which may be charged by the Local Authority in relation thereto.

6.     The cleaning and redecoration of the external surfaces in the Office
       Block.

7. The cleaning of the Office Common Parts (including windows thereof) and the cleaning of the outside of all other glass and windows in the Office Block provided that the Landlord may elect to include the cleaning of the inside of the glass and windows forming part of the Demised Premises and all other parts of the Office Block.

8. The cost of waste disposal including the cost of provision and maintenance of equipment for handling waste (whether purchased or leased).

9. The cost of labour fuel materials commodities and incidentals in relation to matters particularised in this Schedule.

10. The provision of any such special or independent insurance as the Landlord may reasonably deem fit in respect of the machinery and systems in the Office Block and the conduits and utilities in the Office Common Parts.

11. Provision for professional and other fees costs and charges in management and operation of the Office Block and Value Added Tax thereon (including but without prejudice to the generality of this Clause the fees of the Auditor in auditing the office service costs and service charge figures and the fees of the Landlord's Surveyor and/or managing agent and Value Added Tax thereon).

12. The supply distribution and provision (in relation to those parts of the Office Block equipped to receive the same) of:-

       (a)    hot and cold water (if installed);

       (b)    electricity and gas (if installed);

       (c) central heating during the hours and at such times of year as may periodically be determined by the Landlord AND in relation to any such determination the Landlord shall have due regard to the supply of oil or other energy to operate the central heating/ air conditioning systems and likely requirements of the Tenant and the occupiers for the time being of the Office Block without being obligated to consult with them unless it so deems fit.

       PROVIDED HOWEVER that where any of the said services are separately metered to the Demised Premises or are otherwise so dealt with that the consumption and user thereof in or in relation to the Demised Premises can be independently ascertained the costs and expenses incurred in this regard shall be assessed directly to and met by the Tenant on demand and shall not be incorporated in the Service Charge.

13. At the option of the Landlord provision for the cost of insuring the machinery in the Office Block against renewal and replacement.

14. The cost of repair renewal maintenance decoration cleaning of and supplies to the toilets.

15. The cost of repair renewal maintenance decoration and cleaning of the lift lobby.

16. The cost of repair maintenance upkeep operation renewal and replacement of the lifts in the Office Block.

17. Provision of such porter and/or receptionist and reception facilities as the Landlord considers desirable

18. Provision from time to time of such agent or agents and management personnel for the management of the Office Block as the Landlord considers desirable.

19. Provision of all such further or other services or amenities as the Landlord shall with the consent of the Tenant consider ought properly to be provided for or in connection with the Office Block or for the comfort and convenience of the occupiers thereof PROVIDED ALWAYS that the Tenant expressly acknowledges that the Landlord may from time to time cease to provide, vary or add to the services to be provided to the Office Common Parts if the Landlord shall reasonably deem it desirable for the more efficient management security or operation of the Office Block.

       The expression "professional and other fees costs and charges in the management and operation of the Office Block" hereinbefore used shall be deemed to include not only those costs fees outgoings and expenses and other expenditure hereinbefore described which have been actually disbursed incurred or made by to the Landlord's Surveyor and/or its managing agent during the year in question but also such reasonable part of all costs fees outgoings expenses and other expenditure hereinbefore described and which are of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed incurred or made.

                                   SECOND PART

                (SERVICES IN RELATION TO THE ESTATE COMMON PARTS)

1. The Estate Common Parts and such portions of the retained lands which do not form part of the estate Common Parts but which consist of car parking spaces, access ways, open spaces (until a building or buildings has or have been erected on such portions) are kept and maintained in good order, repair and condition (including marking of car parking spaces) and all other services, matters things and facilities whatsoever, necessary or deemed desirable for the running of the Estate.

2. For the purposes of this Lease, the Estate Service Charge means the aggregate costs, expenses and outgoings paid incurred or to be paid incurred or borne by either the Landlord and/or the management company in discharging the obligations executing the works and providing the services, amenities and facilities (which without limiting the generality of the foregoing may include the costs and expenses incurred in making, laying, repairing, maintaining, rebuilding, decorating, cleansing, regulating, lighting and insuring as the case may be any roadways forecourts passageways easements party walls or fences or party structures conduits landscape areas open spaces water features grass margins and car parking spaces or other conveniences and easements whatsoever which may belong to or be capable to being used or enjoyed by the Demised Premises with any adjoining property and the costs of providing directional signs thereon, paying rates therefore and the provision of refuse collection therefrom and the costs of management thereof and the cost of providing security arrangements for the Estate and the cost of providing a bus service in the Estate) which with the Landlord and/or the Management Company is obliged and or entitled (in its absolute discretion) to provide to the Tenant and all persons including bodies corporate (other than the Management Company) from time to time who hold any part of the Estate in fee simple or a leasehold Estate derived immediately out of the freehold interest in the Estate or any nominee or nominees of such person or persons, and the "Landlords Proportion of the Estate Service Charge" shall mean the proportion of the Estate Service Charge attributable to the Office Block and payable from time to time by the Landlord which said proportion shall be equal to the ratio which the gross internal floor area of the Office Block bears to the gross internal floor areas of the completed blocks in the Estate form time to time and in this regard the certificate of the Landlord shall (save in the case of manifest error) be conclusive and binding on the Tenant.

3. Notwithstanding the provisions of clauses 1 and 2 of this part of this Schedule and/or any other provision of this Lease, the Tenant expressly acknowledges that that the Landlords Proportion of the Estate Service Charge may form time to time include such portion of the costs, expenses, outgoings paid, incurred or to be paid incurred or borne by either the Landlord and/or the Management Company (as they or any of them shall in their absolute discretion deem reasonable) in providing services, amenities and facilities which on the basis of fairness and reasonableness are not levied on all occupants of the Estate.

                                   THIRD PART

1. The amount of the Service Charge (by which is meant the Office Service Charge and the Landlords Proportion of the Estate Service Charge and the Landlord's Proportion of the IDA Estate Service Charge) shall be ascertained and certified annually by a Certificate (hereinafter called "the Certificate") signed by the Auditor and the Landlord's managing agent as soon after the end of the Landlord's financial year as may be practicable and shall relate to such year in manner hereinafter mentioned.

2. The expression "the Landlords financial year" shall mean the period form 1st day of January to the 31st day of December (both days inclusive) or such other annual period as the Landlord may in its discretion from time to time determine as being that in which the accounts of the Landlord either generally or relating to the Office Block shall be made up and shall notify the Tenant thereof.

3. The certificate shall state the total costs of providing the services set out in the First Part and the Second Part of this Schedule and the cost of the services comprised in the Superior Lease for the Landlord's financial year to which it relates and the proportion of the Tenant's liability hereunder and the Certificate (or a copy thereof duly certified by the person by whom same is given) shall in relation to matters of fact be (in absence of manifest error) conclusive evidence for the purposes hereof of the matters which it purports to certify and shall (save in the case of manifest error) be final and binding on the parties hereto.

4. The Landlord shall make available for inspection upon request all receipts invoices and other documents to vouch the Certificate.

5. On the 1st day of January, the 1st day of April, the first day of July and the 1st day of October in every year of the term hereby granted the Tenant shall pay to the Landlord in advance such sums by equal quarterly instalments (hereinafter referred to as " the Advance Payments") as the Auditor and/or the Landlord and/or the Landlord's managing agent shall from time to time at the commencement of the Landlord's financial year certify as being fair and reasonable and on account of the Service Charge for the said financial year PROVIDED ALWAYS that in respect of the Landlord's financial year commencing on the 1st day of January 2000 and the subsequent years of the term hereby granted the Advance Payments shall be based on the actual Service Charge incurred or expended in the Landlord's preceding financial year or, at the Landlord's sole option, pending the ascertainment of the actual Service Charge for the preceding financial year shall be based on the amount of the Service Charge paid or payable by the Tenant during the preceding financial year, together with a reasonable additional sum not exceeding a sum equal to 2% (two per cent) plus the percentage increase in the Cost of Living Index (or should the said Index not be available then such reasonable increase as the Auditor and/or the Landlord may from time to time determine) from the date of the commencement of the preceding Landlord's financial year to the end of such year and any such interim payment shall be included as a credit for the purposes of calculating the balance of the Service Charge as specified in this Schedule and for the purposes of this Clause the said Certificate shall be final and binding on the parties hereto.

6. As soon as practical after the end of each Landlord's financial year the Landlord shall furnish to the Tenant the Certificates in respect of that year due credit being given therein for Advance Payments made by the Tenant in respect of the said year and upon the furnishing of the Certificate there shall be paid by the Tenant to the Landlord on demand the balance of the Service Charge found to be payable or there shall be allowed by the Landlord to the Tenant any amount which may have been overpaid by the Tenant by way of Advance Payments as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the term hereby granted but only in respect of the period to such expiration or sooner determination as aforesaid.

7. If any dispute or difference shall arise in respect of this Part of this Schedule, such dispute or difference shall be referred to the Auditor whose decision shall (in the absence of manifest error) be final and binding on the parties hereto in relation to matters of fact PROVIDED that if such dispute or difference shall relate to any manifest error or omission on the part of the Auditor or other disagreement or dispute with the Auditor then the same shall be referred to the decision of an independent auditor to be appointed by either party by mutual agreement or in default to be nominated at the request of either party by the President or the next available ranking officer for the time being of the Institute of Chartered Accountants in Ireland.

8. In the event of the Office Block and/or the Estate being altered, added to , extended or redeveloped, during the term hereby granted the Service Charge may be adjusted in such manner as the Auditor and/or the Landlord shall consider to be just and equitable and in this regard the certificate of the Auditor shall (save in the case of manifest error) be final and binding on the parties hereto.

                                 FOURTH SCHEDULE

                        (PROVISIONS AS TO RENT REVISIONS)

In this Schedule the word "Lessor" refers to the Landlord in the within Lease and the word "Lessee" refers to the Tenant in the within Lease.

1. The revised rent referred to in the within Lease in respect of any of the five year periods therein mentioned may be agreed at any time between the Lessor and the Lessee or ( in the absence of agreement) be determined not earlier than the date of commencement of such period ("the Review Date") by an Arbitrator such Arbitrator to be nominated (in the absence of agreement between the parties) upon the application (made not more than three calendar months before or at any time after the Review Date) of either the Lessor or the Lessee by the Chairman (or other officer endowed with the functions of such Chairman) of

       (a)    the Society of Chartered Surveyors in the Republic of Ireland; or

       (b) such body of Professional Surveyors or Valuers as (in the event of such Society not then being in existence) shall for the time being have undertaken in the Republic of Ireland the functions (in the activity of property valuation) currently performed by such Society or (should the Chairman or other officer as aforesaid be unwilling or unable to make the nomination) by the next Senior Officer of such Branch or Body who is willing and able to make the nomination (or in the event of there being no such Officer willing and able to make the nomination or should such Body not be in existence or not be readily identifiable) by the President (or other officer endowed with the functions of such President) of the Law Society of Ireland or (in the event of his being unwilling or unable to make the nomination) by the next Senior Officer of said Society who is willing and able to make the nomination

       AND the revised rent so to be determined by the Arbitrator shall be revised upwards only and be such as in his opinion represents at the Review Date the full open market yearly rent for the demised premises let as a whole without fine or premium:-

       (i) on the basis of a letting with vacant possession thereof by a willing lessor to a willing lessee for a term (commencing on the Review Date) equal to that granted by the within-written Lease and subject to the provisions therein set forth (other than as to the amount of initial rent thereby reserved (but including these provisions in relation to review of rent) and

       (ii) on the assumption that at and until the Review Date all the covenants and conditions contained in the within Lease on the part of the Tenant shall have been fully performed and observed and that in the event of the Demised Premises having been destroyed or damaged the same shall then have been fully rebuilt repaired or reinstated (as the case may be) and

       (iii) having regard to other open market rental values current at the Review Date insofar as the Arbitrator may deem same to be pertinent to the matters under consideration by him BUT disregarding any affect on letting value of:-

              (a) the fact that the Lessee has been in occupation of the demised premises

              (b) the goodwill which shall have attached to the demised premises by reason of the business carried out thereat

              (c) any increase in rental value of the demised premises attributable to the existence at the relevant Review Date of any works executed by and at the expense of the Lessee or any predecessor in title of the Lessee (or any party lawfully occupying the demised premises or any part thereof under the Lessee or any such predecessor) with the Lessor's consent in writing in on or to or in respect of the demised premises otherwise than in pursuance of an obligation on foot of the within Lease or any agreement therefor.

2. All such arbitrations as aforesaid shall be conducted in accordance with the provisions set forth in the Arbitration Acts 1954 and 1980 or in any Act or Statutory Rule or Order extending amending modifying or replacing the same for the time being in force.

3. If the Arbitrator shall relinquish his appointment or die or if it shall become apparent that for any reason he shall be unable or shall have become unfit or unsuited (whether because of bias or otherwise) to complete his duties, or if he shall be removed from office by court order, a substitute may be nominated in his place and in relation to any such nomination the procedures hereinbefore set forth shall be deemed to apply as though the substitution were a nomination de novo which said procedures may be repeated as many times as may be necessary.

4. If the revised rent in respect of any period ("the Current Period") shall not have been ascertained on or before the Review Date referable thereto rent shall continue to be payable up to the gale day next succeeding the ascertainment of the revised rent at the rate payable during the preceding period AND on such gale day the Lessee shall pay to the Lessor the appropriate instalment of the revised rent together with any shortfall between:

       (i)    rent actually paid for any part of the Current Period and;

       (ii) rent at the rate of the revised rent attributable to the interval between the Review Date and such gale day (other than the said appropriate instalment if payable in arrear) and together further with interest on said shortfall such interest to be computed on a day to day basis at a rate per annum of 3% (three per centum) above the three months Euro Inter-Bank Offer Rate as quoted by Allied Irish Banks Plc at closing or if there shall be no such rate the corresponding or nearest appropriate rate thereto at the date upon which the said sums fall due or become payable or if there shall be no such rate at a rate as shall be equivalent to 16% (sixteen per centum).

              For the purpose of this paragraph the revised rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or as the case may be on the date of the notification to the Lessee of the award of the Arbitrator.

5. If there should be in force at the commencement or during the currency of any particular relevant period any Statute or Order (directly or indirectly) prohibiting or restricting an increase of rent in respect of the demised premises the provisions of this Schedule and of the within Lease may nevertheless be invoked or reinvoked to determine the rent which would but for the said prohibition or restriction be payable during such relevant period but (if appropriate) the further implementation thereof shall be suspended in effect for such period as may be required by Law.

6. When and so often as the revised rent shall have been ascertained pursuant to the provisions herein set forth memoranda thereof shall thereupon be signed by or on behalf of the Lessor and the Lessee and shall be annexed to the within Lease and its Counterpart and the parties shall bear their own costs in relation to the preparation and completion of such memoranda.